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                                                     EXHIBIT 11.4
                                    STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                       IQ SOFTWARE CORPORATION AND SUBSIDIARIES


                                                             1995                    1996                   1997
Net income (loss)                                        $1,737,000              $(2,897,000)            $2,165,000
                                                         ==========              ===========             ==========

PRIMARY
Weighted average common stock
    outstanding                                           4,142,000                4,304,000              4,588,000
Net effect of dilutive stock options
    based on the treasury stock method                      115,000                       --                204,000
                                                          ---------               ----------              ---------
Total                                                     4,257,000                4,304,000              4,792,000
                                                          =========               ==========              =========

Net income (loss) per common share                       $     0.41              $     (0.67)            $     0.45
                                                         ==========              ===========             ==========

FULLY DILUTED
Weighted average common stock
    outstanding                                           4,142,000                4,304,000              4,588,000
Net effect of dilutive stock options
    based on the treasury stock method                      176,000                       --                204,000
                                                         ----------              -----------             ----------
Total                                                     4,319,000                4,304,000              4,792,000

Net income (loss) per common share                       $     0.40              $     (0.67)            $     0.45
                                                         ==========              ===========             ==========
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